Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 10, 2012, among Marlborough Software Development Holdings Inc., a Delaware corporation (collectively with its predecessors, the “Company”), and the investors listed on the Schedule of Investors attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.

DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Additional Shares” means additional shares of Series A Preferred Stock that shall be issued and sold to Investors at the Second Closing pursuant to this Agreement.

“Additional Units” means additional Units that shall be issued and sold to Investors at the Second Closing pursuant to this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” shall mean 5:00 p.m. (New York City time).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Seyfarth Shaw LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Delivery Date” means three (3) Trading Days after the date on which the Investor shall have requested removal of the restricted legends from certificates representing Shares and shall have delivered to the Company’s transfer agent those items required by Section 4.1(c) hereunder.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“EBITDA” means, for any fiscal period, the consolidated net income (loss) of the Company and any of its subsidiaries for such period plus, to the extent reflected in such consolidated net income: (A) interest expense, (B) income tax expense, (C) depreciation expense; (D) any expense related to the Warrants issued to the Investors pursuant to this Agreement; and (E) amortization or writedown of intangibles, all derived from the consolidated financial statements of the Company and its subsidiaries at and as of the last day of such fiscal period prepared in accordance with U.S. generally accepted accounting principles consistently followed throughout the periods indicated, subject, in the case of unaudited statements, to year-end audit adjustments. For purpose of this definition, any research and development costs and expenses incurred by the Company and any of its subsidiaries shall be deemed expenses (and not investments).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Securities” means (i) the issuance of additional Units at a price no less than the Per Unit Purchase Price and with an aggregate purchase price not to exceed $3,000,000, provided that such issuance occurs on or before December 31, 2012, (ii) Units issued pursuant to the Second Closing, (iii) securities issued or issuable pursuant to stock splits, stock dividends, or similar transactions; (iv) shares of Common Stock issued upon exercise of Outstanding Compensatory Awards; (v) up to 1,500,000 shares of Common Stock (other than Outstanding Compensatory Awards) that may be issued to employees, consultants, officers or directors of the Company pursuant to stock option plans or restricted stock plans or agreements approved by the Compensation Committee and the Board of Directors of the Company any time prior to June 30, 2014, provided that the issuance price of any such Common Stock shall not be less than $0.75; and (vi) shares of Common Stock issued or issuable (A) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions; (B) in connection with acquisition transactions; or (C) securities in strategic partnership transactions representing in the aggregate up to 20% of the issued and outstanding share capital of the Company at the time of their issuance.

“First Closing” means the closing of the purchase and sale of the Initial Units pursuant to Article 2.

“First Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“GAAP” means U.S. generally accepted accounting principles.

“Initial Shares” means the shares of Series A Preferred Stock issued or issuable at the First Closing to the Investors pursuant to this Agreement.

“Initial Units” means the Units at the First Closing to the Investors pursuant to this Agreement.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Material Adverse Effect” means any result, occurrence, fact, change, event or effect (whether or not constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, (i) would have or could reasonably be expected to have a material adverse effect on the historical or near-term or long-term projected business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) would or could reasonably be expected to prevent or materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its duties under this Agreement or any of the other Transaction Documents, or (iii) would or could reasonably be expected to be materially adverse to the ability of the Company or any Subsidiary to operate its business immediately after the First Closing substantially in the manner as such business was operated immediately prior to the First Closing.

“Money Laundering Laws” has the meaning set forth in Section 3.1(s).

“OFAC” has the meaning set forth in Section 3.1(r).

“Outside Date” means October 31, 2012.

“Outstanding Compensatory Awards” means options to purchase 1,648,267 shares of the Company’s Common Stock issued to employees, consultants, officers or directors of the Company pursuant to stock option plans or restricted stock plans or agreements approved by the Compensation Committee and the Board of Directors of the Company prior to September 1, 2012 and that are outstanding as of the date this Agreement.

“Per Unit Purchase Price” equals $3.35.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Reference Value” means $0.67 per share.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Second Closing” means the closing of the purchase and sale of the Additional Units pursuant to Article 6.

“Second Closing Date” has the meaning set forth in Section 6.1(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the 6.5% Series A Redeemable Preferred Stock of the Company, par value $0.01 per share having the powers, designations, preferences and rights in accordance with the Certificate of Designation in the form of Exhibit A attached hereto (“Certificate of Designation”).

“Shares” means the aggregate of the Initial Shares and Additional Shares that are issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” of a specified Person is an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NYSE AMEX Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing) on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and any other documents or agreements executed pursuant to this Agreement.

“Units” means the aggregate of the Initial Units and the Additional Units that are issued or issuable to the Investors pursuant to this Agreement, each unit consisting of (a) one share of Series A Preferred Stock, and (b) a Warrant to purchase five shares of Common Stock. The Shares and Warrants are immediately separable and will be issued separately.

“Warrant” or “Warrants” means the ten year warrants to purchase Common Stock, each Warrant to be exercisable for five shares of Common Stock at an exercise price per share equal to the Reference Value, substantially in the form of Exhibit B attached hereto.

“Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2.

PURCHASE AND SALE OF INITIAL UNITS

2.1. First Closing. Subject to the terms and conditions set forth in this Agreement (including Section 9.6 below), at the First Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Initial Units representing such Investor’s Investment Amount, each Unit to be issued and sold for the Per Unit Purchase Price. The First Closing shall take place at the offices of Company Counsel on the First Closing Date or at such other location or time as the parties may agree.

2.2. First Closing Deliveries.

(a) At the First Closing, the Company shall deliver or cause to be delivered to each Investor (i) a certificate evidencing a number of Initial Shares equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor, (ii) Warrants to purchase a number of Warrant Shares equal to such Investor’s Investment Amount divided by the Reference Value, registered in the name of such Investor, with an exercise price per share of Common Stock equal to the Reference Value, (iii) a copy, certified by an officer of the Company, of duly adopted resolutions of the Board of Directors of the Company, substantially in the form of Exhibit 2.2(a)(iii) attached hereto; and (iv) an opinion of counsel to the Company, substantially in the form of Exhibit 2.2(a)(iv) attached hereto, dated as of the date of the First Closing, as to the organization, good standing and authority of the Company, the enforceability of the Transaction Documents and the transferability of the Warrant Shares (the “Company Deliverables”).

(b) By the First Closing, each Investor shall deliver or cause to be delivered its counterpart signature page to this Agreement duly signed by such Investor (collectively, the “Investor Deliverables”).

(c) At the First Closing, each Investor shall cause to be delivered its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

2.3. Subsequent Closings. The Company may conduct one or more subsequent closings after the First Closing, but in any event on or before March 31, 2013, on the same terms (and price) as the First Closing provided that the Company may not sell Units with an aggregate purchase price exceeding $3,000,000 at such subsequent closings.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. There are no outstanding conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Person or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder, and to issue and sell the Units, Shares, Warrants and the Warrant Shares. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, any Subsidiary, the Board of Directors of the Company, or the Company’s stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with this Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iv) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The issuance, sale and delivery of the Units, Shares and Warrants and the issuance of the Warrant Shares have been duly authorized by all requisite action on part of the Company, and no action or authorization of the stockholders of the Company is required with respect to thereto. The Units, Shares, Warrants and the issuance of the Warrant Shares, when issued and paid for in accordance with the Transaction Documents, each will be duly and validly issued, fully paid and nonassessable shares with no personal liability attaching to the ownership thereof, free and clear of all Liens. The issuance, sale and delivery of the Units, Shares, Warrant and Warrant Shares will not be subject to any preemptive right of any stockholder of the Company or to any right of first refusal in favor of any Person, in either case, which shall not have been waived by the holder thereof. The Company has authorized and reserved from its duly authorized capital stock the shares of Series A Preferred Stock issuable pursuant to this Agreement in order to issue the Shares and has reserved from its duly authorized capital stock the Warrant Shares issuable upon exercise of the Warrants in order to issue the Warrants. Upon filing of a registration statement with the SEC as to the Warrant Shares and the effectiveness of such registration statement (including, without limitation, pursuant to Section 7.1), until such time as the registration statement has been suspended, withdrawn or terminated, the Warrant Shares (i) with respect to those Warrant Shares held by Altshuler, shall not be considered “restricted” or “control” securities within the meaning of Rule 144 under the Securities Act, (ii) may be sold to any person or entity without any restrictions or limitations which would otherwise be imposed under U.S. securities laws by virtue of the Warrant Shares having been issued in a transaction exempt from registration under applicable U.S. securities laws; and (iii) may be sold in accordance with the plan of distribution included in such registration statement without regard to the volume, manner of sale or holding period requirements of Rule 144.

(g) Capital Stock. (i) The Company has an authorized capitalization consisting of (i) 30,500,000 shares of Common Stock, of which 10,751,609 shares are issued and outstanding and 0 shares are held in the Company’s treasury, (ii) 10,000,000 shares of preferred stock, of which 0 shares are issued and outstanding and 0 shares are held in the Company’s treasury, including 1,940,299 shares of preferred stock which have been designated as Series A Preferred Stock, of which 0 shares are issued and outstanding and 0 shares are held in the Company’s treasury. All such outstanding shares of capital stock are duly authorized, have been validly issued, and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Sufficient shares of Common Stock are reserved for issuance of the Warrant Shares. The Capitalization of the Company as of the date of this Agreement and after giving effect to the issuance and sale of the Units in the Initial Closing and the Second Closing contemplated by this Agreement, in each case assuming no other issuances or sales of securities by the Company in accordance with this Agreement, is as set forth on Schedule 3.1(g) attached hereto.

Except as described above, no shares of capital stock of the Company are authorized, issued, outstanding or reserved for issuance. Except as described in the SEC Filings, there are no outstanding or authorized options, warrants, rights, subscriptions, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the capital stock of, or other equity or voting interest in, the Company, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, shares of Common Stock, any other shares of the capital stock of, or other equity or voting interest in, the Company or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, the Company. To the Company’s knowledge, there are no irrevocable proxies or voting agreements with respect to any equity or voting interest in, the Company.

(ii) There are no restrictions of any kind which prevent or restrict the payment of dividends or other distributions by the Company other than those imposed by the Certificate of Incorporation or by laws of general applicability of the Company’s jurisdiction of organization.

(h) SEC Reports; Financial Statements. The Company has furnished or filed all current and periodic reports required to be furnished or filed by it under the Securities Act and the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof (the foregoing materials filed during such period being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to year-end audit adjustments.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Units or (ii) except as specifically disclosed in the SEC Reports as of the date of this Agreement, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a material effect on the Company and its business and operations. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports as of the date of this Agreement. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Intellectual Properties.

(i) For purposes of this Agreement, (1) “Intellectual Property” shall mean any of the following: (A) patents and patent applications; (B) registered and unregistered trademarks and service marks, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks, logos, trade names, brand names, trade dress, business names and corporate names, including all goodwill associated therewith; (C) registered copyrights and applications for registration thereof; (iv) internet domain names, applications and reservations therefor, uniform resource locators (“URLs”) and the corresponding Internet sites; (D) trade secrets and proprietary information not otherwise listed in (1) through (4) above; and (E) any other intellectual property rights; and (2) “Company Intellectual Property” shall mean any Intellectual Property or rights thereto, owned by the Company or any of its Subsidiaries or used or held for use in connection with the business of the Company or any of its Subsidiaries.

(ii) Schedule 3.1(m) of the Agreement set forth a true and complete list of each: (A) patent, trademark, copyright, domain name registration which has been issued to the Company with respect to any of the Company Intellectual Property and (B) pending patent, trademark or copyright application or application for registration which the Company has made with respect to any of the Company Intellectual Property.

(iii) The Company Intellectual Property includes all Intellectual Property rights necessary or material to the Company or any of its Subsidiaries to conduct their respective business(es) as and where conducted on the First Closing or the Second Closing, as the case may be, and as contemplated to be conducted in the near term and neither the Company nor any of its Subsidiaries uses any Intellectual Property which is not owned by the Company or a Subsidiary or licensed to the Company under a duly executed agreement. To the Company’s knowledge, neither the Company’s business operations nor any of its Subsidiaries’ business operations (including, without limitation, the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operation of the business of the Company and its Subsidiaries) violates, infringes, misappropriates or misuses any Intellectual Property rights.

(iv) Each item of Company Intellectual Property registered, filed, issued or applied for, with the applicable official governmental registrars and/or issuers has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names, in the various jurisdictions, each such registration, filing and/or issuance (A) has not been abandoned, canceled or otherwise compromised, (B) has been maintained effective by all requisite filings, renewals and payments, and (C) remains in full force and effect.

(v) To the extent any Company Intellectual Property is or has been used under license in the business of the Company or any of its Subsidiaries, no notice of a material default of such license has been sent or received by the Company and/or any of its Subsidiaries which default remains uncured, and the execution, delivery or performance of the Company’s obligations hereunder and under the other instruments and agreements to be executed and delivered as contemplated hereby will not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Company or any of its Subsidiaries and the relevant other parties thereto, enforceable in accordance with the terms thereof and the transactions contemplated by this Agreement will not breach the terms thereof.

(vi) The Company or one of its Subsidiaries owns or is licensed to use the Company Intellectual Property free and clear of any Liens, except with respect to any Company Intellectual Property licensed to the Company from a third party in the ordinary course of the Company’s business which may contain customary restrictions (other than any lien, charge, encumbrance, or other security interest) as to which the Company must comply with the applicable license obligations.

(vii) Neither the Company nor any of its Subsidiaries has received any notice of any claim, or a threat of any claim, from any third party, and no third party claims are pending, (A) challenging the right of the Company or any of its Subsidiaries to use any Intellectual Property or alleging any violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of Intellectual Property or indicating that the failure to take a license would result in any such claim, or (B) challenging the ownership rights of the Company or any of its Subsidiaries in any Company Intellectual Property or asserting any opposition, interference, invalidity, termination, abandonment, unenforceability, or other infirmity of any Company Intellectual Property.

(viii) Neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company or any of its Subsidiaries) of its rights to, or in connection with, any Company Intellectual Property, which claim is pending. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business and indemnification obligations to Bitstream, Inc with respect to technology transferred to the Company from Bitstream, Inc. pursuant to agreements which have been publically disclosed and filed with the SEC.

(ix) The Company and its Subsidiaries have secured valid written assignments from all consultants, contractors and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that either the Company or one of its Subsidiaries do not already own by operation of law.

(n) Certain Fees. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person for brokerage or finder’s fees or commissions that may be due in connection with the transactions contemplated by this Agreement.

(o) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the First Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(q) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(r) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(s) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) Taxes. The Company has timely filed all tax returns required to be filed by it. The Company has not made any elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the business, condition, operations or assets of the Company. Proper and accurate amounts have been withheld by the Company from its employees for all periods in compliance with the tax, social security and any employment withholding provisions of applicable law. The Company is currently not liable for any income tax, capital gains tax, value added tax, or other tax, except for taxes paid in the ordinary course of business, such as V.A.T, social security and withholding of income taxes, in respect of which payments the Company is not under any default.

(u) Related Party Transactions. Other than as disclosed in the SEC Filings, no officer or director of the Company, any Affiliate of an officer or director of the Company, or, to the Company’s knowledge, no shareholder of the Company holding at least 5% of the issued and outstanding shares of capital stock of the Company, either directly or indirectly has an interest in any related party transaction with the Company subject to disclosure pursuant to Item 404 of Regulation S-K. To the Company’s knowledge, no officer, director or shareholder of the Company holding at least 5% of the issued and outstanding shares, (i) is involved in any business arrangement or relationship with the Company which is material to the Company or its business, (ii) has a beneficial interest in any contract or agreement to which the Company is a party or currently proposes to be a party, (iii) to the knowledge of the Company, has any interest in or owns any property or right, including Intellectual Property, material to the Company in the conduct of its business as presently conducted and as currently proposed by the Company to be conducted, or (iv) has lent or advanced any money to (of which any amount is outstanding), or borrowed any money from, or guaranteed any outstanding indebtedness or other outstanding obligations of the Company.

(v) Disclosure. Neither the SEC Filings, this Agreement, nor any schedule or exhibit hereto, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading (excluding any statements or omissions to state a material fact made by parties other than the Company in such other documents). To the Company’s best knowledge, there is no material fact or event with respect to the business, financial condition, affairs, operations, or assets of the Company, which constitutes, or which is reasonably expected to result in, a Material Adverse Effect.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of the Transaction Documents has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Units as principal for its own account (except in the case of Altshuler Shaham Provident Funds and Pension Ltd (“Altshuler”), which is acquiring the Units in trust for the benefit of the provident funds and/or pensions managed by it), and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time such Investor was offered the Units, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, it being expressly acknowledged by the Company that Altshuler qualifies as an accredited investor by virtue of its status as the management company of the provident funds and pensions managed by it which is a corporation, partnership or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it had access to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Other than consummating the transactions contemplated hereunder, such Investor, has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof; provided, however, that with respect to Altshuler, it is expressly acknowledged and agreed by the parties that Altshuler is providing this representation and warranty solely for itself and in its own name and not with respect to the provident funds and pensions managed by, with respect to such funds and pensions no representation or warranty is made. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Such Investor, as the management company of the provident funds and pensions managed by it (not to include Affiliates over which Investor does not exercise investment discretion), covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Except as may be disclosed in any filings with the Commission by the Investors under Section 13 and/or Section 16 of the Exchange Act, no Investor has agreed to act with any other Investor for the purpose of acquiring, holding, voting or disposing of the Shares or Warrants for purposes of Section 13(d) under the Exchange Act, and each Investor is acting independently with respect to its investment in the Units. Such Investor has independently evaluated the merits of its decision to purchase Units pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder.

(h) Affiliates Involvement in Offering. Investor acknowledges that it is aware of the following: One or more of the Company’s officers or directors may invest in the Units and it is anticipated that one director, Amos Kaminski, will purchase a substantial portion of the Units issued and sold pursuant to this Agreement. The participation of officers and directors of the Company in this offering should not be taken as an indication of their views regarding the prospects of the Company nor should the Investor infer from their participation that they possess non-public information suggesting favorable prospects for the Company. Given that the Company is attempting to close the offering in an expeditious manner, the Company has not engaged an investment banker and the Per Unit Purchase Price has been determined based on negotiation with a limited number of investors that includes Mr. Kaminski. The Company’s stock is thinly traded and accordingly the trading price of the Company’s stock may not accurately reflect the current value of the Company. As of the date of this Agreement, Mr. Kaminski owned approximately 3.6% of the outstanding voting capital stock of the Company. At the conclusion of the First Closing, Mr. Kaminski will own approximately 18.6% of the outstanding voting capital stock of the Company on a fully diluted basis, which percentage may increase in the event of subsequent closings or the Second Closing.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. Restrictions on Transfer

(a) Compliance with Law. Shares and Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares or Warrants other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Warrants under the Securities Act.

(b) Legends. The Warrants and certificates evidencing the Shares or any Warrant Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares or Warrants or Warrant Shares, such Investor may transfer pledged or secured Shares or Warrants to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. Except as otherwise provided in Section 4.1(c), any Shares or Warrants or Warrant Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Legend Removal. Certificates evidencing Shares or Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), (ii) while such Shares or Warrant Shares are eligible for sale without volume limitations pursuant to Rule 144; or (iii) while a registration statement covering the resale of such Shares or Warrant Shares is effective under the Securities Act.

4.2. Restrictions on Issuance of Debt. So long as any Shares are outstanding, the Company shall not (i) authorize or issue, or obligate itself to issue, any debt exceeding, individually or in the aggregate, the principal amount of $50,000 or (ii) effect a public offering or private placement of the debt securities of the Company (or pledge any of the Company’s intellectual property), in each instance other than commercial bank debt (or with respect to a commercial bank debt), unless prior to such debt issuance (or pledge) the Company has acquired the outstanding Shares held by the Investors at a price per Share equal to the Liquidation Preference of such Share plus any accrued and unpaid dividends on such Share through and including their redemption hereunder (the “Redemption Price”). For the avoidance of doubt, the provisions of this Section 4.2 shall terminate upon the redemption of all of the Shares.

4.3. Restrictions on Issuance of Other Securities. Other than Exempt Securities, the Company shall not issue any: (i) equity security ranking senior to, or on parity with, the Series A Preferred Stock as to liquidation, sale or merger preferences, redemption, dividend rights, with any special voting rights or any other rights, preferences or privileges, (ii) debt exceeding the principal amount of $50,000, other than commercial bank debt or (iii) debt securities of the Company, other than commercial bank debt (collectively, the securities described in clauses (i), (ii) and (iii), the “New Securities”), unless prior to such issuance the Company has redeemed all, and not less than all, of the outstanding Shares held by the Investors at a price per Share equal to the Redemption Price. For the avoidance of doubt, the provisions of this Section 4.3 shall terminate upon the redemption of all of the Shares.

4.4 Use of Proceeds. The Company shall utilize the proceeds of the Investment Amount for general corporate purposes and working capital of the Company, and shall not distribute any portion of the Investment Amount to the Company’s shareholders as a dividend or repayment of any outstanding shareholder loans of the Company.

ARTICLE 5.

CONDITIONS PRECEDENT TO FIRST CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Initial Units. The obligation of each Investor to acquire Initial Units at the First Closing is subject to the satisfaction or waiver by such Investor, at or before the First Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the First Closing;

(c) No Injunction or Action. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and no Action shall have been instituted or threatened against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking damages in connection with such transactions’

(d) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 9.5;

(f) Secretary’s Certificate. The Company shall have delivered to such Investor a Secretary’s Certificate, dated as of the First Closing Date, as to (i) the matters described in section 2.2(a) above, (ii) the Company’s Certificate of Incorporation and Bylaws, each as in effect at the First Closing, (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith, and (iv) the matters set forth in Sections 5.1(a), (b), (h) and (gi);

(h) Material Adverse Effect. Since the date hereof there shall have been no Material Adverse Effect with respect to the Company, and no events, facts or circumstances shall have occurred which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to the Company; and

(i) Amos Kaminski Investment. Solely with respect to the obligation of Altshuler to acquire (in trust for the benefit of the provident funds and/or pensions managed by it) Initial Units at the First Closing, Amos Kaminski has invested his Investment Amount and purchased his portion of the Units.

5.2. Conditions Precedent to the Obligations of the Company to Sell Initial Units. The obligation of the Company to sell Initial Units at the First Closing is subject to the satisfaction or waiver by the Company, at or before the First Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the First Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d) Termination. This Agreement shall not have been terminated in accordance with Section 9.5.

ARTICLE 6.

SECOND CLOSING

6.1. Additional Units.

(a) Second Closing Milestone. No later than 14 days after the date on which the Company has filed with the SEC its quarterly report on Form 10-Q for the fiscal period ending June 30, 2013 (the financial statements incorporated therein, the “Q2 2013 Financial Statements”), the Company shall deliver to each Investor a written certificate executed by the Chief Financial Officer of the Company as to the total revenues of the Company for the six months ended June 30, 2013 and the Company’s EBITDA for the six months ended June 30, 2013 as derived from the Q2 2013 Financial Statements (the “Company Certificate”). In the event that, based on the Q2 2013 Financial Statements and the Company Certificate, as and for the six month period ending June 30, 2013 (i) the Company has total revenues equal to or exceeding $7,000,000.00; and (ii) the Company has EBITDA equal to or exceeding $750,000.00 (the “Milestone”), then, subject to the satisfaction or waiver of the closing conditions set forth in Sections 6.3 and 6.4 below (and the other terms and conditioned herein, including Section 9.6 below), the Second Closing shall occur on the date which the later of (x) the Business Day on which all the conditions set forth in Sections 6.3 and 6.4 hereof are satisfied (or waived) and (y) 30 days after the delivery of the Company Certificate to the Investors (the “Second Closing Date”). In the event that the Milestone is not achieved for the six month period ending June 30, 2013 as disclosed in the Q2 2013 Financial Statements, the Second Closing shall not occur and the Investors shall not be obligated to acquire any additional Units, Shares or Warrants of the Company.

(c) Second Closing Units. At the Second Closing, each Investor shall invest its respective Investment Amount (except that Mr. Kaminski shall only invest 50% of his Investment Amount) and the Company shall issue to each Investor that number of Additional Units equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price, subject to adjustment to reflect any stock splits, subdivision, combination, reorganizations, recapitalizations, substitutions (or any similar transaction) that may have occurred with respect to the outstanding shares of capital stock of the Company between the First Closing and the Second Closing (the Per Unit Purchase Price as so adjusted, the “Second Closing Price”).

6.2 Second Closing Deliveries.

(a) At the Second Closing, the Company shall deliver or cause to be delivered to each of the Investors (i) a certificate evidencing a number of Additional Shares equal to such Investor’s Investment Amount divided by the Second Closing Price, registered in the name of such Investor, (ii) Warrants to purchase a number of Warrant Shares equal to such Investor’s Investment Amount divided by the Reference Value, subject to adjustment to reflect any stock splits, subdivision, combination, reorganizations, recapitalizations, substitutions (or any similar transaction) that may have occurred with respect to the outstanding shares of capital stock of the Company between the First Closing and the Second Closing (the Reference Value as so adjusted, the “Adjusted Reference Value”), registered in the name of such Investor, with an exercise price per share of Common Stock equal to the Adjusted Reference Value, (iii) a copy, certified by an officer of the Company, of duly adopted resolutions of the Board of Directors of the Company, substantially in the form of Exhibit 2.2(a)(iii) attached hereto; and (iv) an opinion of counsel to the Company, substantially in the form of Exhibit 2.2(a)(iv) attached hereto, dated as of the date of the Second Closing, as to the organization, good standing and authority of the Company, the enforceability of the Transaction Documents the transferability of the Warrant Shares (the “Company Deliverables for Second Closing”).

(b) At the Second Closing, each Investor shall cause to be delivered its Investment Amount for the Second Closing, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

6.3. Conditions Precedent to the Obligations of the Investors to Purchase Additional Units. The obligation of each Investor to acquire Additional Units at the Second Closing is subject to the satisfaction or waiver by such Investor, at or before the Second Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Second Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Second Closing;

(c) No Injunction or Action. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and no Action shall have been instituted or threatened against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking damages in connection with such transactions.

(d) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 6.2(a);

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 9.5;

(f) Secretary’s Certificate. The Company shall have delivered to such Investor a Secretary’s Certificate, dated as of the Second Closing Date, as to (i) the matters described in section 6.2(a) above, (ii) the Company’s Certificate of Incorporation and Bylaws, each as in effect at the Second Closing, (iii) the authority and incumbency of the officers of the Company executing any documents required to be executed or delivered in connection with the Second Closing, and (iv) the matters set forth in Sections 6.3(a), (b), (h) and (i).

(h) Material Adverse Effect. Since the First Closing there shall have been no Material Adverse Effect with respect to the Company, and no events, facts or circumstances shall have occurred which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to the Company.

(i) Amos Kaminski Investment. Solely with respect to the obligation of Altshuler to acquire (in trust for the benefit of the provident funds and/or pensions managed by it) the Additional Units at the Second Closing, Amos Kaminski has invested his Investment Amount and purchased his portion of the Additional Units.

6.4. Conditions Precedent to the Obligations of the Company to Sell Additional Units. The obligation of the Company to sell Additional Units at the Second Closing is subject to the satisfaction or waiver by the Company, at or before the Second Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Second Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Second Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d) Termination. This Agreement shall not have been terminated in accordance with Section 9.5.

ARTICLE 7.

REGISTRATION RIGHTS

7.1 Demand Registration Rights

(a) Demand Rights. Subject to the terms set forth herein, at any time after the date hereof until the date on which all of the Warrant Shares are eligible to be resold pursuant to Rule 144 without restriction, each of (x) Investors holding at least twenty percent (20%) of the then outstanding Shares and (y) Altshuler for as long as it owns Warrant Shares, may request that the Company file a resale shelf registration statement under the Securities Act on Form S-1 or any similar long-form registration (each, a “Long-Form Registration”) covering the public resale of the Warrant Shares or, if available, on Form S-3 or any similar short-form registration (each, a “Short-Form

Registration”), on the terms and conditions set forth in this Section 7.1(a) and in Section 7.1(b). All registrations requested pursuant to this Section 7.1(a) are referred to herein as “Demand Registrations,” and the Investors requesting a Demand Registration pursuant to the terms hereof are referred to herein as the “Initiating Holders.” Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other Investors holding Warrants or Warrant Shares and, subject to Section 7.1(c) below, shall include in such registration all, and not less than all, of the Warrant Shares issued or issuable upon exercise of the Warrants.

(b) Mandatory Registration. Notwithstanding any other provision to the contrary (including Section 7.1(a) above), and regardless of whether a Demand Registration has been requested by an Investor, (1) the Company shall be obligated to file a Demand Registration for all Warrant Shares (which may be exercised under the Warrant as of such date) no later than March 31, 2013; and (2) in the event that the Second Closing occurs, the Company shall be obligated to file a Demand Registration for all additional Warrant Shares (which may be exercised under the Warrant as of such date) no later than December 31, 2013.

(c) Timing; Expenses. The Company shall pay all Registration Expenses (as hereinafter defined) in connection with any Demand Registrations. The Company shall file a registration statement in connection with any Demand Registration with the U.S. Securities and Exchange Commission (the “SEC”) on the later to occur of (i) forty-five (45) days following its receipt of the Initiating Holder’s valid notice requesting such Demand Registration, and (ii) March 31, 2013; The Company agrees to use all commercially reasonable efforts to (i) cause such registration statement to be declared effective by the SEC as soon as possible after its filing with the SEC; and (ii) keep such registration statement continuously effective with the SEC for the lesser of (A) until all of the Warrant Shares are eligible for resale under Rule 144 without restriction, or (B) until all Warrant Shares covered by such registration statement have been sold.

(d) Delay. Other than pursuant to Section 7.1(b) above, the Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration to the extent the board of directors of the Company in good faith determines that such postponement is necessary in order to avoid premature disclosure of a material financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would have a materially detrimental effect on the Company. The Company may delay a Demand Registration hereunder only once in any twelve (12) month period.

(d) Selection of Investment Bank(s). The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the approval of the holders of a majority of the Warrant Shares, which approval shall not be unreasonably withheld or delayed.

(e) Other Registration Rights. The Company may grant rights to other persons to participate in Piggyback Registrations (defined below) so long as such rights are subordinate to the rights of the holders of Warrant Shares with respect to such Piggyback Registrations as provided in this Section 7.1. The Company shall not, without the prior written consent of the holders of at least 25% of Warrant Shares grant rights to other persons to make Demand Registrations.

7.2. Piggyback Registrations.

(a) Piggyback Rights. Whenever the Company proposes to register any of its securities under the Securities Act, for its own account or for the account of any holder of its securities other than Warrant Shares, (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Warrant Shares (a “Piggyback Registration”), the Company shall give prompt written notice to all Investors holding Warrants or Warrant Shares of its intention to effect such a registration and shall include in such registration all Warrant Shares held by or issuable to such Investors with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice.

(b) Timing; Expenses. The Company shall pay all Registration Expenses in all Piggyback Registrations (whether such Registration Expenses are incurred by the Company or the holders of Warrant Shares). The Company agrees to use all commercially reasonable efforts to (i) cause such registration statement to be declared effective by the SEC as soon as possible after its filing with the SEC; and (ii) keep such registration statement continuously effective with the SEC for the lesser of (A) until all of the Warrant Shares are eligible for resale under Rule 144 without restriction, or (B) until all Warrant Shares covered by such registration statement have been sold.

(c) Allocation and Cutbacks -Primary Offering. If a Piggyback Registration is an underwritten registration of securities for the account of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Warrant Shares held by the Investors, pro rata among the respective holders thereof on the basis of the amount of Warrant Shares owned by or issuable to each such holder, and (iii) third, any other securities eligible to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

(d) Allocation and Cutbacks- Secondary Offering. If a Piggyback Registration is an underwritten registration of securities for the account of holders of the Company’s securities, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within the price range of the offering, the Company shall include in such registration (i) first, the securities the holders of the Company’s securities requesting the registration propose to sell, (ii) second, the Warrant Shares, pro rata among the respective holders thereof on the basis of the amount of Warrant Shares owned by or issuable to each such holder, and (iii) third, any other securities eligible to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

(e) Selection of Investment Banker(s). If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made by the Company.

7.3. Additional Registration Procedures.

(a) Company Obligations. In connection with any Demand Registration or Piggyback Registration, the Company shall use all reasonable commercially reasonable efforts to effect the sale of such Warrant Shares in accordance with the intended method of disposition thereof. The registration statement filed in connection therewith shall (i) be available for the sale of the Warrant Shares in accordance with the intended method or methods of distribution by the selling holders thereof and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be included therein or if permitted by the rules and forms of the SEC, incorporate such financial statements therein by reference. Before filing a registration statement or prospectus or any amendments or supplements thereto relating to a Demand Registration or Piggyback Registration, the Company shall furnish to the counsel of each Investor copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel. Additionally, the Company shall, as expeditiously as possible:

(i) notify each holder of Warrants or Warrant Shares of the effectiveness of each registration statement filed hereunder;

(ii) prepare and file with the SEC such amendments to any registration statement as may be necessary to keep any such registration statement effective for the period specified in 7.1(b) or 7.2(b);

(iii) cause the prospectus to such registration statement to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act;

(iv) respond as promptly as practicable to any comments received from the SEC with respect to any Long-Form or Short-Form Registration statement or any amendment thereto; and

(v) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the selling holders thereof.

(b) Delay. Other than with respect to registration pursuant to Section 7.1(b) above, the Company may delay taking any of the actions described in clauses (i) through (v) of Section 7.3(a) (i) to the extent that the board of directors of the Company in good faith determines that such delay is necessary in order to avoid premature disclosure of a material financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would have a materially detrimental effect on the Company; provided, however, that the Company may not exercise such right of delay for more than sixty days, less the number of days if any such registration statement may have been postponed pursuant to Section 7.1(d) above, with respect to any Demand Registration and it delivers written notice to each such holder of Warrants and Warrant Shares to such effect or (ii) unless and until the Company has received a written notice (a “Registration Notice”) from such holder that such holder intends to make offers or sales under the registration statement as specified in such Registration Notice; provided, however, that the Company shall have ten (10) business days to prepare and file any such amendment or supplement after receipt of the Registration Notice or such longer period as is reasonably necessary if such preparation and filing are not commercially practicable within ten (10) business days. Once a holder has delivered a Registration Notice to the Company, such holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such holder and the method of distribution in a post-effective amendment to such registration statement or a supplement to its prospectus. Such holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such holder no longer intends to make offers or sales under such registration statement.

(c) Copies of Filings. The Company shall furnish to each seller of Warrant Shares under a registration statement such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus or supplement), such documents incorporated by reference in such registration statement, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Warrant Shares owned by or issuable to such seller;

(d) Notices. The Company shall immediately notify each seller of such Warrant Shares (i) when any amendment or supplement to the prospectus relating to a registration statement covering the Warrant Shares has been filed with the SEC, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or any part thereof or the initiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Warrant Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period the registration statement is effective as a result of which (A) such registration statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) such prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such registration statement or prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

ARTICLE 8.

INDEMNIFICATION

8.1. Indemnification.

The Company agrees to indemnify, defend and hold each of the Investors, each of its officers, directors, members, shareholders, partners, agents (including its legal counsel and independent accountants) and each person controlling such Investor within the meaning of Section 15 of the Securities Act and each person controlling such Investor within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”), harmless against any and all damages, costs, liabilities, expenses (including reasonable legal fees and expenses) or losses suffered by such Indemnified Party, as a result of, or in connection with, (i) any breach or misrepresentation contained in any Transaction Document; or (ii) the failure by the Company to fulfill any obligation, agreement or covenant under any Transaction Documents, or (iii) with respect to any registration been effected pursuant to Section 7 above, any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; or (iv) with a claim that the Company Intellectual Property violates, infringes, misappropriates or misuses any Intellectual Property rights of any Person; or (v) any cost or expense, including reasonable legal fees, incurred in connection with enforcing the rights of the Indemnified Party hereunder, including the rights afforded under this Section 8.

If the indemnification provided for in this Section 8(iii) or 8(v) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Company, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Party on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.

ARTICLE 9.

MISCELLANEOUS

9.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall, upon and subject to the First Closing, pay the reasonable fees and expenses of Altshuler for legal and other fees and expenses incurred in connection with the transaction contemplated hereby. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

9.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the fifth (5th) Trading Day following the date of mailing, if sent by internationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Marlborough Software Development Holdings Inc.
500 Nickerson Road
Marlborough, MA 01752-4695
Facsimile: (617) 249-0107

With a copy to:	Seyfarth Shaw LLP
2 Seaport Lane, Ste. 300
Boston, MA 02210
Facsimile: (617) 946-4801
Attn.: Gregory L. White, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

9.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and both Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Investors who then hold Shares.

9.5. Termination. This Agreement may be terminated prior to the First Closing:

(a) by written agreement of the Investors and the Company; and

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the First Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 9.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the First Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all Investors. Upon a termination in accordance with this Section 9.5, the Company and the Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other (except with respect to breaches of this Agreement) and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

9.6 Limitation on Ownership.

(a) Notwithstanding the foregoing terms and conditions of this Agreement, in the event any issuance or sale of Initial Units or Additional Units to an Investor would result in such Investor (i) acquiring 20% or more of the issued and outstanding equity interests or voting interests in the Company, (ii) having board observer or director or designation rights; (iii) having a right to receive 20% or more of the profits of the Company; (iv) having a right to receive 20% or more of the residual assets of the Company upon its liquidation; or (v) be an Affiliate of the Company such that it exercises control over the Company within the meaning of the Securities Act, and such Investor is subject to a contractual, legal or regulatory prohibition against such level of ownership, then such Investor shall not be obligated to purchase, and the Company may not compel the issuance or sale to such Investor, of such number of Units as would represent the excess of 20% of the issued and outstanding equity interests or voting interests in the Company.

(b) Notwithstanding the foregoing terms and conditions of this Agreement, if as a result of any recapitalization, repurchase, restructuring, issuance of New Securities or any other event (other than solely as a result of the purchase of additional equity or voting interests in the Company by Altshuler not pursuant to the

Transaction Documents), Altshuler, after giving effect to such transaction, would (i) own 20% or more of the issued and outstanding equity interests or voting interests of the Company, (ii) have board observer or director or designation rights, (iii) have a right to receive 20% or more of the profits of the Company; (iv) have a right to receive 20% or more of the residual assets of the Company upon its liquidation; or (v) be an Affiliate of the Company such that it exercises control over the Company within the meaning of the Securities Act, then the Company shall be obligated to offer to repurchase from the Investor and cancel, and the Investor may, but is not required to sell to the Company for cancellation, such number of Units as would represent the excess of 20% of the issued and outstanding equity interests or voting interests or such other means of control in the Company at a price per Unit equal to the Redemption Price. It is understood and agreed that for all purposes under this Agreement, such repurchase shall be treated as a rescission of the initial issuance of such repurchased and cancelled Units.

9.7. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. In addition, each and every reference to share prices and shares of Common Stock or Series A Preferred Stock, as applicable, in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock or Series A Preferred Stock, as applicable, that occur after the date of this Agreement.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

9.9. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents shall be commenced exclusively in the state or federal courts located in the State of New York. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Action arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

9.11. Survival. The representations, warranties, agreements and covenants contained herein shall survive the First Closing and the Second Closing and the delivery of the Shares.

9.12. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.13. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.14. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

By:	/s/ P. Romik
	Name:	Pinhas Romik
	Title:	President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR INVESTORS FOLLOW]

Company Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALTSHULER SHAHAM PROVIDENT FUNDS AND PENSION LTD, FOR THE BENEFIT OF THE PROVIDENT FUNDS AND/OR PENSIONS MANAGED BY IT

By:	/s/ Gilad AltshuLer
Name: Gilad AltshuLer
Title: General Investment Manager

By:	/s/ Yair Lowenstein
Name: Yair Lowenstein
Title: Chief Executive Officer

Investment Amount: $ 1,000,000

Tax ID No.:

ADDRESS FOR NOTICE [intentionally omitted]

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS (if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Investor Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR

/s/ Amos Kaminski

Name: Amos Kaminski

Investment Amount: $ 1,000,000

Tax ID No.:

ADDRESS FOR NOTICE [intentionally omitted]

c/o:

Street:

City/State/Zip:

Attention:

Tel:	:

Fax:

DELIVERY INSTRUCTIONS (if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Annex A

SCHEDULE OF INVESTORS

(1)	(2)
Investor	Address and Facsimile Number
Amos Kaminski	[intentionally omitted]

Altshuler Shaham Provident Funds and Pension Ltd, in trust for the benefit of the provident funds and/or pensions managed by it	[intentionally omitted]

A-1

EXHIBIT A

CERTIFICATE OF DESIGNATION

[Filed as Exhibit 3.1 to the Current Report on Form 8-K of which this Agreement is a part]

EXHIBIT B

FORM OF WARRANT

[Filed as Exhibit 10.2 to the Current Report on Form 8-K of which this Agreement is a part]

Exhibit 2.2(a)(iii)

CERTIFIED BOARD RESOLUTIONS

Resolutions

RESOLVED, that the Board hereby designates 1,940,299 shares of the Company’s authorized and unissued preferred stock as “6.5% Series A Redeemable Preferred Stock” (the “Series A Preferred Stock”) and fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such Series A Preferred Stock as set forth set forth in the Certificate of Designation in the form attached hereto as Exhibit A; and it is further

RESOLVED, that the executive officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute and file the Certificate of Designation with the Secretary of State of the State of Delaware and to take any and all other action as they, in their discretion, may deem necessary, proper or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions; and it is further

RESOLVED, that the Company be, and hereby is, authorized to undertake an offering (the “Offering”) for the issuance of up to 1,940,299 units (each, a “Unit” and, collectively, the “Units”) at a purchase price of $3.35 per Unit, each Unit consisting of (a) one (1) share of Series A Preferred Stock and (b) a ten year warrant (the “Warrant”) to purchase five (5) shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial purchase price of $0.67 per share, substantially in the form attached hereto as Exhibit B. Initially, up to 1,044,776 Units may be offered and sold pursuant to the Offering on the terms and conditions set forth in that certain Securities Purchase Agreement, substantially in the form attached hereto as Exhibit C (the “Purchase Agreement”); and it is further

RESOLVED, that the Purchase Agreement be, and hereby is, in all respects authorized, approved, ratified and confirmed, and the Company be, and hereby is, authorized to enter into and perform its obligations under the Purchase Agreement the Board having determined that it is necessary, desirable and appropriate for the Company to enter into the Purchase Agreement; and it is further

RESOLVED, that the form of Warrant be, and hereby is, in all respects authorized, approved, ratified and confirmed, and the Company be, and hereby is, authorized to enter into and perform its obligations under each Warrant to be issued to investors in the Offering pursuant to the Purchase Agreement; and it is further

RESOLVED, that the executive officers of the Company be, and each of them hereby is, authorized and directed to cause instruments evidencing ownership of the Series A Preferred Stock and the Warrants to be issued and sold in the Offering to be issued and delivered to the initial investors in the Offering in accordance with the Purchase Agreement; and it is further

RESOLVED, that the Company hereby reserves for future issuance up to 9,701,495 shares of Common Stock for issuance as Warrant Shares upon exercise of the Warrants to be offered and sold with the Units in the Offering; and it is further

RESOLVED, that the executive officers of the Company be, and each of them hereby is, authorized and directed for and on behalf of the Company and in its name, to prepare or cause to be prepared, execute and file or cause to be filed with the Securities and Exchange Commission (the “Commission”) on or before March 31, 2013, a resale shelf registration statement on any form of registration statement that the Company is then eligible to use for the registration of securities under the Securities Act of 1933, as amended (the “Registration Statement”), to register the resale by investors in the Offering of the Warrant Shares issuable to such investors upon exercise of the Warrants, and to file with the Commission, or elsewhere, any such other and additional documents amending, supplementing or otherwise relating to the Registration Statement, and any required exhibits to the Registration Statement which such executive officer deems necessary or appropriate in connection with the Offering; and it is further

RESOLVED, that the executive officers of the Company be, and each of them hereby is, authorized and directed to execute and deliver such other documents and to take such other actions as such executive officers deems necessary or appropriate in furtherance of the filing of the Registration Statement, and the consummation of the transactions contemplated therewith; and it is further

RESOLVED, that the executive officers be, and each of them hereby is, authorized, empowered and directed, acting in the name of and on behalf of the Company, to negotiate, make, execute, perform, acknowledge, verify, issue and delivery all such other agreements, instruments, consents, acknowledgments, waivers, filings and other documents, and to take all other actions, as may, in each case, in the opinion of such executive officer executing such documents or taking such actions, be necessary, appropriate or advisable, in order to be effectuate the full intent and purpose of all of the foregoing resolutions, such opinion to be conclusively evidenced by the execution of such documents or the taking of such action by any such executive officer; and it is further

RESOLVED, that the Board of Directors hereby adopts and incorporates herein by reference, the full text of any resolution or resolutions in statutory or regulatory form that may be required by an state or other jurisdictional authority in connection with any such registration or qualification, and the executive officers be, and each of them hereby is, authorized and empowered to certify to any such state authority that any such form of resolution required by such authority has been adopted; and it is further

RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver such other writings and to take such action as may be necessary or which such officer or officers may deem appropriate to carry out the intent of the foregoing resolutions, the execution and delivery or performance thereof by such officer or officers of the Corporation to be conclusive evidence of the approval by the Corporation of the terms and conditions or the appropriateness thereof.